                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                           CONCEPTUS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                           CONCEPTUS, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                CONCEPTUS, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 26, 1998

                            ------------------------

To the Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CONCEPTUS, INC., a Delaware corporation (the "Company"), will be held on Tuesday, May 26, 1998 at 12:00 p.m., local time, at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, for the following purposes:

    (1) To elect Class I directors to serve a term of three years and until their successors are elected.

    (2) To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

    (3) To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on Friday, April 10, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

    All stockholders are cordially invited to attend the Annual Meeting. It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Your shares will be voted at the Annual Meeting in accordance with your instructions. You can revoke the proxy at any time prior to voting and the giving of a proxy will not affect your right to vote in the event you attend the Annual Meeting in person.

                                          Very truly yours,

                                          Michael W. Hall
                                          SECRETARY

San Carlos, California
April 17, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
                         THANK YOU FOR ACTING PROMPTLY.

                                CONCEPTUS, INC.

                                ----------------

                                PROXY STATEMENT

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Conceptus, Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, May 26, 1998, at 12:00 p.m., local time, or at any postponement or adjournment(s) thereof (the "Annual Meeting"), for the purposes set forth herein and in an accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065. The address of the Company's principal executive offices is 1021 Howard Avenue, San Carlos, CA 94070 and its telephone number is (650) 802-7240.

    These proxy solicitation materials were mailed to stockholders on or about April 17, 1998. The cost of soliciting these proxies will be borne by the Company.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either (i) by delivering to the Company (Attention: Sanford Fitch) a written notice of revocation or a duly executed proxy bearing a later date or (ii) by attending the Annual Meeting and voting in person. Attending the Annual Meeting by itself will not revoke a proxy previously given.

RECORD DATE AND SHARE OWNERSHIP

    Only stockholders of record at the close of business on Friday, April 10, 1998 are entitled to notice of and to vote at the meeting. At the record date, 9,506,928 shares of the Company's Common Stock were issued and outstanding.

VOTING AND SOLICITATION

    Holders of shares of Common Stock are entitled to one vote per share on all matters to be acted upon at the meeting, including the election of directors. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, Delaware law requires the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

    The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted on, the shares will be voted in accordance with the specifications made. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted, as the case may be with respect to the item not marked: FOR the election of directors, FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that the broker does not have discretionary authority as to certain shares to vote on a particular matter ("broker nonvotes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

    The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    Proposals of stockholders that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Company no later than December 15, 1998 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes. Each class of directors consists of two or three directors, and each class of directors serves for a staggered three year term or until a successor is elected and qualified. The Class I directors are Robert F. Kuhling and Richard D. Randall, whose current terms will end at this Annual Meeting. The Class II directors are Thomas
C. McConnell and Howard D. Palefsky, whose current terms will end at the Annual Meeting of Stockholders in 1999, and the Class III directors are Kathryn A. Tunstall, Sanford Fitch and Dr. Florence Comite, whose current terms will end at the Annual Meeting of Stockholders in 2000.

    Nancy S. Olson, a long-standing member of the Board of Directors and a Class II director, has resigned from the Board of Directors effective immediately prior to the Annual Meeting. The Company extends its gratitude to Ms. Olson for her invaluable contributions to the past and future success of the Company. The Board of Directors has amended the Company's Bylaws to decrease the number of members of the Board of Directors from eight to seven effective immediately prior to the Annual Meeting.

    All members of Class I are standing for re-election in 1998. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below, both of whom are currently directors of the Company.

    In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote in their discretion for a substitute nominee. It is expected that all nominees will be able and willing to serve as directors.

    The names of directors and their ages, as of February 28, 1998, and certain other information about them are set forth below:

NAME                                          AGE              POSITION WITH THE COMPANY             CLASS    DIRECTOR SINCE
----------------------------------------      ---      ------------------------------------------  ---------  ---------------
Howard D. Palefsky (1)..................          51   Chairman of the Board of Directors             II              1997

Kathryn A. Tunstall.....................          47   President, Chief Executive Officer and         III             1993
                                                         Director

Sanford Fitch...........................          57   Senior Vice President, Chief Financial         III             1994
                                                         Officer and Director

Florence Comite.........................          45   Director                                       III             1997

Robert F. Kuhling (2)...................          49   Director                                        I              1992

Richard D. Randall (1)(2)...............          46   Director                                        I              1992

Thomas C. McConnell (2).................          43   Director                                       II              1992

------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

NOMINEES FOR ELECTION AS DIRECTORS THROUGH 2001

CLASS I DIRECTOR (TERMS EXPIRE 1998):

    MR. KUHLING has served as a director of the Company since December 1992. Mr. Kuhling has been a general partner of venture capital funds managed by ONSET Ventures since 1987. Prior to 1987, he served as Director of Design Automation Marketing at Sun Microsystems, Inc., a computer manufacturer, and Vice President of Marketing and a division manager at General ElectricCalma, a software and computer systems company. Mr. Kuhling currently also serves on the Board of Directors of Euphonix, Inc. Mr. Kuhling received an M.B.A. from the Harvard University Graduate School of Business.

    MR. RANDALL has served as a director of the Company since December 1992. Mr. Randall served as the Company's President and Chief Executive Officer from December 1992 to July 1993 and Chief Financial Officer from December 1992 to January 1995. Mr. Randall has served as President, Chief Executive Officer and Director of Innovasive Devices, Inc., a medical device manufacturer, since January 1994. Mr. Randall served as President and Chief Executive Officer of Target Therapeutics, Inc. ("Target") from June 1989 to May 1993. He also served as a director of Target from June 1989 to April 1997. Prior to joining Target, Mr. Randall served in various capacities with Trimedyne, Inc., a cardiovascular laser company, Baxter International and the U.S.C.I. Division of C.R. Bard, Inc. Mr. Randall holds a B.S. in Biology Education from State University of New York College at Buffalo.

DIRECTORS WHOSE TERMS DO NOT EXPIRE THIS YEAR

CLASS II DIRECTORS (TERMS EXPIRE 1999):

    MR. MCCONNELL has served as a director of the Company since December 1992. Mr. McConnell has been with New Enterprise Associates ("NEA"), a venture capital investment firm, since 1985 and has served as a General Partner of that firm since 1989. Prior to joining NEA, Mr. McConnell was a Product Manager at Apple Computer, Inc. and a consultant with the Boston Consulting Group. Mr. McConnell is also a director of Applied Imaging Corp., Cardiothoracic Systems and Innovasive Devices, Inc. Mr. McConnell holds an M.B.A. from the Stanford University Graduate School of Business.

    MR. PALEFSKY was elected to the Company's Board of Directors in October 1997 and was appointed to serve as Chairman of the Board in November 1997. He currently serves as a consultant to the Company pursuant to a consulting agreement. Mr. Palefsky is a corporate director, consultant and private investor. From 1995 to 1997, Mr. Palefsky served as Chairman of the Board and Chief Executive Officer of Collagen Corporation. Mr. Palefsky served as President, Chief Executive Officer and Director of Collagen Corporation from 1978 to 1995. Mr. Palefsky is also a director of Innovasive Devices, Inc. Mr. Palefsky holds an M.B.A. from Stanford University Graduate School of Business.

CLASS III DIRECTORS (TERMS EXPIRE 2000):

    DR. COMITE was elected to the Company's Board of Directors in September 1997 and also serves as a consultant to the Company pursuant to a consulting agreement. In 1992, Dr. Comite founded Women's Health at Yale University School of Medicine. She currently serves as Clinical Director of Women's Health at Yale, as well as Associate Professor in Endocrinology, Departments of Internal Medicine and Pediatrics and in Reproductive Endocrinology, Department of Obstetrics and Gynecology at Yale University School of Medicine. From 1994 to 1997, Dr. Comite served as Deputy Medical Director of Time Life Medical/ Patient Education Media, Inc. In 1994 and 1995, Dr. Comite also served as Senior Clinical and Research Advisor to the National Institutes of Health Offices of Alternative Medicine and Research in Women's Health. Dr. Comite received her M.D. from Yale University School of Medicine.

    MR. FITCH has served as Vice President, Finance and Operations, Chief Financial Officer and a director of the Company since December 1994 and was promoted to Senior Vice President in February 1997. From January 1994 to December 1994, Mr. Fitch served as Vice President, Finance and Operations and Chief Financial Officer of Voyant Corporation, a video technology company. From December 1990 to January 1994, Mr. Fitch served as Chief Financial Officer of SanDisk Corp., a manufacturer of flash memory devices. From 1983 through 1989, Mr. Fitch was the Chief Financial Officer of Komag Inc., a manufacturer of rigid media for the disk drive industry. Mr. Fitch holds a B.S. in Chemistry and an M.B.A. from Stanford University.

    MS. TUNSTALL has served as President, Chief Executive Officer and a director of the Company since July 1993. Prior to joining the Company, Ms. Tunstall spent seven years as an executive officer and in senior marketing positions of the Edwards Less Invasive Surgery Division of Baxter International, a division engaged in the research and development, manufacturing and marketing of cardiovascular catheters, serving as President from June 1990 to June 1993 and serving as Vice President and Director of Worldwide Sales and Marketing from November 1986 to June 1990. From 1980 to 1986, Ms. Tunstall held various positions in manufacturing and marketing of McGaw Laboratories, a pharmaceutical and medical device company, serving most recently as Vice President of Marketing. Ms. Tunstall also serves as a director of RESOLVE, a non-profit infertility support, education and advocacy organization. Ms. Tunstall holds a B.A. in Economics from the University of California and has also completed graduate level studies in Business and Healthcare Administration.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors held a total of fifteen meetings during the fiscal year ended December 31, 1997. The Board of Directors has an Audit Committee and a Compensation Committee, of which there is a Stock Option Subcommittee. The Company does not have a nominating committee or a committee performing the functions of a nominating committee.

    As of immediately prior to the Annual Meeting, the Audit Committee of the Board of Directors consists of Mr. Palefsky and Mr. Randall. During the last fiscal year, the Audit Committee consisted of Ms. Olson and Mr. Randall and four meetings were held. The Audit Committee recommends engagement of the Company's independent auditors, reviews the scope of the audit, considers comments made by the independent auditors with respect to the Company's internal control structure, including systems, procedures and internal accounting controls and the consideration given thereto by management, and reviews the Company's system of internal controls, including systems, procedures and internal accounting controls, with the Company's financial and accounting staff.

    The Compensation Committee of the Board of Directors currently consists of Messrs. Kuhling, McConnell and Randall. The Stock Option Subcommittee of the Compensation Committee currently consists of Messrs. Kuhling and McConnell. During the last fiscal year, four meetings of the Compensation Committee were held. In addition, three meetings of the Stock Option Subcommittee were held. The Compensation Committee, or a subcommittee thereof, where necessary, administers the Company's incentive compensation and benefit plans (including stock plans) and, in conjunction with the Board of Directors, establishes salaries, incentives and other forms of compensation for directors, officers and other employees. The Stock Option Subcommittee makes recommendations and approves option grants to employees, officers, directors and consultants pursuant to the Company's 1993 Stock Plan.

    During fiscal 1997, none of the incumbent directors attended fewer than 75% of the aggregate number of meetings of the Board of Directors (held while such director was a member) and of the committees upon which such director served (during the periods such director served), except for Mr. Palefsky who attended two out of three meetings of the Board of Directors held during his tenure as a director in 1997 (or 66 2/3% of such meetings).

DIRECTOR COMPENSATION

    In fiscal 1997, the Company did not compensate Messrs. Kuhling, McConnell or Ms. Olson for attendance at meetings of the Board of Directors or a committee thereof. The Company paid each of Mr. Palefsky and Dr. Comite $1,000 for attendance at each meeting of the Board of Directors and a retainer of $2,500 for the fourth quarter of fiscal 1997. Mr. Randall received a retainer of $2,500 for the fourth quarter of fiscal 1997. The Company reimbursed each outside director for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or a committee thereof. Beginning in fiscal 1998, each outside director will receive a retainer of $2,500 per calendar quarter plus $1,000 for attendance at meetings of the Board of Directors or the committees thereof. The two employee directors, Ms. Tunstall and Mr. Fitch, are not separately compensated for their services as directors.

    Nonemployee directors of the Company are automatically granted options to purchase shares of the Company's Common Stock pursuant to the terms of the Company's 1995 Directors' Stock Option Plan (the "Directors' Plan"). Under such plan, each person who was a nonemployee director on the date of the Company's initial public offering was granted an option to purchase 10,000 shares of Common Stock on the date of such offering (unless such director had previously been granted an option to purchase shares of Common Stock) and each person who thereafter becomes a nonemployee director will be granted an option to purchase 10,000 shares of Common Stock on the date on which he or she first becomes a non-employee director (the "First Option"). Thereafter, on the date of each annual meeting of the Company's stockholders, each non-employee director shall be automatically granted an additional option to purchase 3,000 shares of Common Stock (a "Subsequent Option") if, on such date, he or she shall have served on the Company's Board of Directors for at least six months. The Directors' Plan provides that the First Option shall become exercisable in installments as to 1/36th of the total number of shares subject to the First Option on each monthly anniversary of the date of grant of the First Option and that each Subsequent Option shall become exercisable in installments as to 1/12th of the total number of shares subject to the Subsequent Option on each monthly anniversary of the date of grant of the Subsequent Option beginning on the second anniversary of the grant date. Options granted under the Directors' Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and a term of ten years. Pursuant to the Directors' Plan, on May 13, 1997, Messrs. Kuhling, McConnell and Randall and Ms. Olson received stock options in connection with their service on the Board of Directors each in the amount of 3,000 shares at an exercise price of $9.625 per share; on September 22, 1997, Dr. Comite received a stock option in connection with her election to the Board of Directors in the amount of 10,000 shares at an exercise price of $7.00 per share; and on October 15, 1997,

Mr. Palefsky received a stock option in connection with his election to the Board of Directors in the amount of 10,000 shares at an exercise price of $7.875 per share.

    In addition to the options granted under the Directors' Plan, on November 4, 1997, Dr. Comite and Mr. Palefsky were granted options pursuant to the Company's 1993 Stock Plan, as amended (the "1993 Stock Plan"). Dr. Comite received a stock option in the amount of 7,500 shares at an exercise price of $7.00 per share. Dr. Comite's option vests at a rate of 1/12th of the shares granted on each monthly anniversary of the vesting commencement date, which is September 10, 1997. In accordance with the provisions of a consulting agreement between Mr. Palefsky and the Company, he received an additional stock option in the amount of 90,000 shares at an exercise price of $7.00 per share and such option vests at a rate of 1/24th of the shares granted on each monthly anniversary of the vesting commencement date, which is October 15, 1997. There are no family relationships among the directors or executive officers of the Company.

    Dr. Comite provides consulting services to the Company pursuant to a consulting agreement, dated September 10, 1997. The Company paid Dr. Comite $24,000 in consulting fees for services rendered during the year ended December 31, 1997.

    Mr. Palefsky provides consulting services to the Company pursuant to a consulting agreement, dated October 15, 1997. During the year ended December 31, 1997, the Company paid Mr. Palefsky $33,333.32 in consulting fees ($8,333.33 of which are for services provided by him in January 1998).

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE FOR THE BOARD OF DIRECTORS OF THE COMPANY.

                                 PROPOSAL NO. 2
                              APPROVAL OF AUDITORS

    The Board of Directors has appointed the firm of Ernst & Young LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1998. In the event the stockholders do not ratify such appointment, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.

REQUIRED VOTE

    The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of the Company's Common Stock as of February 28, 1998 as to (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each nominee for the Company's Board of Directors, (iii) each of the Company's remaining directors, (iv) each of the executive officers named in the Summary Compensation Table on page 10, and (v) all directors and executive officers as a group.

                                                                               SHARES
                                                                         BENEFICIALLY OWNED
                                                                      -------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                  NUMBER     PERCENT(2)
--------------------------------------------------------------------  ------------  -----------
Boston Scientific Corporation(3) ...................................     1,418,856       14.92%
  One Boston Scientific Place
  Natick, MA 01760-1537

Entities affiliated with New Enterprise Associates(4) ..............       548,092        5.76%
  2490 Sand Hill Road
  Menlo Park, CA 94025

Entities affiliated with St. Paul Venture Capital(5) ...............       523,012        5.50%
  385 Washington Street
  St. Paul, MN 55102

Florence D. Comite, M.D.(6) ........................................         3,125       *
  15 Spencer Place
  New Haven, CT 06515

Robert F. Kuhling, Jr.(7) ..........................................       433,906        4.56%
  2490 Sand Hill Road
  Menlo Park, CA 94025

Thomas C. McConnell(8) .............................................       970,893       10.21%
  2490 Sand Hill Road
  Menlo Park, CA 94025

Nancy S. Olson(9) ..................................................       523,012        5.50%
  Three Lagoon Drive, Suite 130
  Redwood City, CA 94065-1566

Howard D. Palefsky(10) .............................................        15,000       *
  2800 Sand Hill Road, Suite 120
  Menlo Park, CA 94025

Richard D. Randall(11) .............................................        24,166       *
  734 Forest
  Marborough, MA 01752

Kathryn A. Tunstall(12).............................................       280,256        2.89%

Lee Blumenfeld......................................................           626       *

Cynthia M. Domecus(13)..............................................        70,815       *

Sanford Fitch(14)...................................................       133,279        1.39%

James J. Messemer(15)...............................................        84,697       *

All directors and officers as a group (13 persons)(16)..............     2,154,627       21.51%

------------------------

   * Less than 1%.

 (1) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

 (2) Percentage of ownership is based on 9,506,928 shares of Common Stock outstanding on February 28, 1998. The number of shares of Common Stock beneficially owned includes the shares issuable pursuant to stock options that are exercisable within 60 days of February 28, 1998. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person.

 (3) Boston Scientific Corporation acquired Target Therapeutics, Inc. ("Target") on April 8, 1997. Target is now a separate business unit of Boston Scientific Corporation.

 (4) Represents 450,980 shares held by New Enterprise Associates V, Limited Partnership, and 91,112 shares held by Chemicals and Materials Enterprise Associates, Limited Partnership. Also includes 6,000 shares issuable upon exercise of options exercisable by NEA Development Corp. within 60 days of February 28, 1998.

 (5) St. Paul Venture Capital is an affiliate of St. Paul Fire and Marine Insurance Company ("St. Paul"), which is the owner of record of these shares. Includes 6,000 shares issuable upon exercise of options exercisable by St. Paul within 60 days of February 28, 1998.

 (6) Represents shares issuable upon exercise of options exercisable within 60 days of February 28, 1998.

 (7) Includes 417,647 shares held by ONSET Enterprise Associates, L.P., and 6,000 shares issuable upon exercise of options exercisable by ONSET Venture Services Corp. within 60 days of February 28, 1998, all of which Mr. Kuhling may be deemed to beneficially own by virtue of his status as a general partner of OEA Management, L.P., a general partner of ONSET Enterprise Associates, L.P. Mr. Kuhling disclaims beneficial ownership of the shares held by such entity except to the extent of his proportionate partnership interest therein.

 (8) Includes 450,980 shares held by New Enterprise Associates V, Limited Partnership, 91,112 shares held by Chemicals and Materials Enterprise Associates, Limited Partnership, and 6,000 shares issuable upon exercise of options exercisable by NEA Development Corp. within 60 days of February 28, 1998, all of which Mr. McConnell may be deemed to beneficially own by virtue of his status as a general partner of NEA Partners V, Limited Partnership (the general partner of New Enterprise Associates V, Limited Partnership), and as a general partner of NEA Chemicals and Materials Partners, Limited Partnership (a general partner of Chemicals and Materials Enterprise Associated, Limited Partnership). Also includes 417,647 shares held by ONSET Enterprise Associates, Limited Partnership, all of which Mr. McConnell may be deemed to beneficially own by virtue of his status as a general partner of NEA Onset Partners, Limited Partnership, a general partner of ONSET Enterprise Associates, Limited Partnership. Mr. McConnell disclaims beneficial ownership of the shares held by all such entities except to the extent of his proportionate partnership interest therein.

 (9) Includes 517,012 shares held by St. Paul, which Ms. Olson may be deemed to beneficially own by virtue of her status as a general partner of St. Paul Venture Capital, an affiliate of St. Paul. Also includes 6,000 shares issuable upon exercise of options exercisable by St. Paul within 60 days of February 28, 1998. Ms. Olson disclaims beneficial ownership of the shares held by such entity. Ms. Olson has resigned from the Company's Board of Directors effective immediately prior to the Annual Meeting.

 (10) Represents shares issuable upon exercise of options exercisable within 60 days of February 28, 1998.

 (11) Includes 15,833 shares issuable upon exercise of options exercisable within 60 days of February 28, 1998.

 (12) Includes 195,245 shares issuable upon exercise of options exercisable within 60 days of February 28, 1998.

 (13) Includes 69,443 shares issuable upon exercise of options exercisable within 60 days of February 28, 1998.

 (14) Includes 79,302 shares issuable upon exercise of options exercisable within 60 days of February 28, 1998.

 (15) Includes 80,933 shares issuable upon exercise of options exercisable within 60 days of February 28, 1998.

 (16) Includes 1,912,398 shares beneficially owned by entities affiliated with Mr. McConnell, Mr. Kuhling and Ms. Olson of which they disclaim beneficial ownership other than to the extent of their proportionate interest therein. Also includes 509,380 shares issuable upon exercise of options exercisable within 60 days of February 28, 1998.

                             EXECUTIVE COMPENSATION

    The following table sets forth the compensation received in the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997 by (i) the Company's Chief Executive Officer and (ii) the Company's four other most highly paid executive officers who earned in excess of $100,000 during the fiscal year ended December 31, 1997 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                        ANNUAL COMPENSATION                     COMPENSATION AWARDS
                                          ------------------------------------------------  ----------------------------
                                                                             OTHER ANNUAL    SECURITIES      ALL OTHER
                                                                    BONUS    COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                 YEAR      SALARY($)    ($)(1)       ($)(2)       OPTIONS(#)         ($)
----------------------------------------  ---------  -----------  ---------  -------------  -------------  -------------
Kathryn A. Tunstall.....................       1997   $ 199,992   $  --        $   1,178        140,000      $  41,000(4)
  President and Chief Executive Officer        1996     173,106      36,500          690         --             --
                                               1995     162,900      32,100       20,833(3)     116,666         --

Lee Blumenfeld..........................       1997     140,005      --              294         10,000        357,150(5)
  Vice President, Worldwide Sales and          1996     164,333       7,200          177         --             15,857(4)
  Marketing                                    1995      87,385(6)    --          --             --             --

Cynthia M. Domecus......................       1997     164,808      --              364         40,000         --
  Senior Vice President, Clinical
    Research,                                  1996     144,906      28,800          194         --             --
  Regulatory Affairs and Quality
    Assurance                                  1995     125,675      16,200       --             40,000         --

Sanford Fitch...........................       1997     159,994      --            2,350         60,000         --
  Senior Vice President and                    1996     145,350      23,200        1,398         --             --
  Chief Financial Officer                      1995     127,731      20,025       --             74,999(7)      --

James J. Messemer.......................       1997     140,005      --              294         25,000         --
  Vice President, Business Development         1996     134,400      19,800          186         --             --
                                               1995     105,000      14,700       --             26,666         --

------------------------------

(1) 1997 bonuses to the Company's executive officers for fiscal 1997 performance have not been determined. 1996 bonuses represent bonuses paid in 1997 to its executive officers for fiscal 1996 performance. 1995 bonuses represent bonuses paid in 1996 to its executive officers for fiscal 1995 performance. Bonuses to executive officers are paid at the discretion of the Board of Directors.

(2) Except as otherwise set forth, represents premiums paid by the Company for group term life insurance in 1997 and in 1996.

(3) Represents the reimbursement of certain transportation expenses.

(4) Represents income attributable to same day stock sales.

(5) Mr. Blumenfeld resigned from the Company as of December 31, 1997. $72,100 of this amount represents a lump-sum severance payment made pursuant to a termination agreement executed December 26, 1997 between Mr. Blumenfeld and the Company. In addition, $285,050 of this amount represents income attributable to same day stock sales.

(6) Represents salary for a partial fiscal year. Mr. Blumenfeld joined the Company on September 1, 1995.

(7) Mr. Fitch was also issued 50,000 shares of the Company's Common Stock at a purchase price of $0.48 per share on March 1, 1995. These shares are subject to a repurchase right in the Company's favor that lapses over a four-year period from December 19, 1994. These shares participate in dividends if and when declared. At December 31, 1997, based upon an estimated fair market value of the Company's Common Stock of $5.00 per share, these purchased shares had an aggregate value of $226,000 in excess of the amount paid therefor.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1997

    The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS(1)(2)
                                    ----------------------------------------------------------    POTENTIAL REALIZABLE
                                                      PERCENT OF                                    VALUE AT ASSUMED
                                      NUMBER OF     TOTAL OPTIONS/                               ANNUAL RATES OF STOCK
                                     SECURITIES      SARS GRANTED      EXERCISE                    PRICE APPRECIATION
                                     UNDERLYING      TO EMPLOYEES       OR BASE                    FOR OPTION TERM(3)
                                    OPTIONS/SARS       IN FISCAL         PRICE     EXPIRATION   ------------------------
NAME                                 GRANTED(#)       YEAR(%)(4)       ($/SH)(5)      DATE        5% ($)      10% ($)
----------------------------------  -------------  -----------------  -----------  -----------  ----------  ------------
Kathryn A. Tunstall...............      140,000             21.6%      $   9.625      5/13/00   $  847,436  $  2,147,568
Lee Blumenfeld....................       10,000              1.5%          9.625      5/13/00       60,531       153,398
Cynthia M. Domecus................       40,000              6.2%          9.625      5/13/00      242,124       613,591
Sanford Fitch.....................       60,000              9.3%          9.625      5/13/00      363,187       920,386
James J. Messemer.................       25,000              3.9%          9.625      5/13/00      151,328       383,494

------------------------

(1) No stock appreciation rights were granted to the Named Executive Officers in the last fiscal year. Options vest at a rate of 1/8th of the shares on the six-month anniversary of the vesting commencement date (the "VCD"), which date is September 30, 1996, and 1/48th of the original number of shares on each monthly anniversary of the VCD thereafter.

(2) On January 20, 1998, certain of the named executive officers were granted additional options to purchase common stock at an exercise price of $4.625 per share. Ms. Tunstall received 60,000 shares, Ms. Domecus, 30,000 shares, Mr. Fitch, 15,000 shares and Mr. Messemer, 10,000 shares. Such options vest at a rate of 1/2 of the shares on the six-month anniversary of the VCD, which date is January 1, 1998, and 1/12th of the original number of shares on each monthly anniversary of the VCD thereafter.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers. Potential Realizable Value is not calculated for options that were canceled during the fiscal year ended December 31, 1997.

(4) The Company granted stock options representing 647,500 shares to employees during the fiscal year ended December 31, 1997.

(5) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

    The following table sets forth certain information for the Named Executive Officers with respect to the exercise of options to purchase Common Stock during the fiscal year ended December 31, 1997.

                 AGGREGATED OPTION EXERCISES IN THE YEAR ENDED
              DECEMBER 31, 1997 AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SHARES OF
                                                               COMMON STOCK UNDERLYING         VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS AT
                                 SHARES          VALUE          DECEMBER 31, 1997 (#)        DECEMBER 31, 1997 ($)(1)
                               ACQUIRED ON      REALIZED     ----------------------------   --------------------------
NAME                          EXERCISE (#)       ($)(2)      EXERCISABLE   UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
----------------------------  -------------  --------------  -----------   --------------   -----------  -------------
Kathryn A. Tunstall.........        5,000     $     41,000      173,857       147,642        $ 405,405    $    59,246
Lee Blumenfeld..............       30,000          285,050       20,833        --    (3)        50,469        --
Cynthia M. Domecus..........       --              --            59,999        45,557          165,360         40,020
Sanford Fitch...............       --              --            68,052        69,947          141,246         47,085
James J. Messemer...........       --              --            74,961        30,038          268,502         23,463

------------------------

(1) Calculated by determining the difference between the estimated fair market value of the Company's Common Stock as of December 31, 1997 ($5.00 per share) and the exercise price of the securities underlying the options.

(2) Calculated by determining the difference between the fair market value of the Company's Common Stock as of the date of exercise and the exercise price of the securities underlying the exercised options.

(3) Mr. Blumenfeld resigned from the Company on December 31, 1997. As of that date, 20,833 option shares were vested and all other option shares in his name were canceled.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    In December 1997, the Company entered into a termination agreement with Lee Blumenfeld which provided for a severance payment equal to six months salary which was paid in January 1998 in a lump sum payment of $72,100.

    In May 1997, the Company entered into an agreement with Ms. Tunstall that provides, in the event of certain change-in-control transactions, for the acceleration of options held by her whereby each such option shall become fully vested and immediately exercisable. In the event of an involuntary termination prior to two years after the change-in-control transaction, the agreement provides for (i) her to be paid according to the Company's standard payroll procedure for a period of 18 months; (ii) the continuation of health and life insurance benefits for a period of 18 months; (iii) monthly severance payments equal to 1/12th of the "target bonus" she would have received for the fiscal year in which the termination occurs; and (iv) outplacement services not to exceed a value of $15,000.

    In May 1997, the Company entered into an agreement with Mr. Fitch that provides, in the event of certain change-in-control transactions, for the acceleration of options held by him whereby each such option shall become fully vested and immediately exercisable. In the event of an involuntary termination prior to two years after the change-in-control transaction, the agreement provides for (i) him to be paid according to the Company's standard payroll procedure for a period of 12 months; (ii) the continuation of health and life insurance benefits for a period of 12 months; (iii) monthly severance payments equal to 1/12th of the "target bonus" he would have received for the fiscal year in which the termination occurs; and (iv) outplacement services not to exceed a value of $15,000.

    In May 1997, the Company entered into agreements with its other executive officers including Lee Blumenfeld, Cynthia Domecus, James Messemer, which provide, in the event of certain change-in-control transactions, for the acceleration of options held by such officers whereby in the event of a "hostile takeover" each such option shall become fully vested and immediately exercisable; provided, however, in the event of any other type of "change of control" each such option shall become vested as to 50% of the option shares that have not otherwise vested on the effective date of the change of control transaction. In the event of an involuntary termination prior to two years after the change-in-control transaction, the agreement provides for (i) each of the above mentioned officers to be paid according to the Company's standard payroll procedure for a period of 12 months; (ii) the continuation of health and life insurance benefits for a period of 12 months; (iii) monthly severance payments equal to 1/12th of the "target bonus" each would have received for the fiscal year in which the termination occurs; (iv) acceleration of all options to become fully vested and immediately exercisable; and (iv) outplacement services not to exceed a value of $15,000. The Company otherwise does not have any employment agreements with any of the executive officers.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 16 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                         COMPENSATION COMMITTEE REPORT

    The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to the Company's executive officers during the fiscal year ended December 31, 1997. The Committee, comprised of directors Kuhling, McConnell and Randall, recommends salaries, incentives and other forms of compensation for directors, officers and other employees of the Company, administers the Company's various incentive compensation and benefit plans (including stock plans) and recommends policies relating to such incentive compensation and benefit plans; provided, however, that the Stock Option Subcommittee consisting of directors Kuhling and McConnell administers the Company's 1993 Stock Plan. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

EXECUTIVE OFFICER COMPENSATION

    COMPENSATION POLICY

    The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation, bonuses based on corporate and individual performance, and stock option grants. All executive officers as well as senior-level managerial and technical employees are eligible for and do participate in these compensation plans.

    BASE SALARIES FOR FISCAL 1997

    The Compensation Committee evaluates the performance and recommends the salary of the Company's Chief Executive Officer, Kathryn Tunstall, and all other executive officers. Survey data is drawn from comparable companies participating in medical device, biotechnology, and/or pharmaceutical executive compensation surveys, several of which are included in the peer group index in the Company's Performance Graph at page 16. Within this framework, executive salaries are determined based on individual performance, level of responsibility, the Company's overall salary structure, and the financial condition of the Company. The Company's compensation policy is designed to maintain executive officer base salaries within a range approximating the median of such salary data for like characteristics. Generally, salaries paid to the Company's executive officers in fiscal 1997 were within the targeted range. While it is the Committee's intent to continue to review periodically base salary information to monitor competitive ranges within the applicable market, including information related to the Company's geographic location and individual job responsibilities, it is further the intent of the Committee to maintain a close relationship between the Company's performance and the base salary component of its executive officers' compensation.

    STOCK OPTION AWARDS FOR FISCAL 1997

    The Company's 1993 Stock Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of the option grant. The Company's stock options typically vest over a 48 month period in increments of 12.5% after the initial six months and 2.08% each month thereafter. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity.

    During fiscal 1997, the Committee or the Stock Option Subcommittee approved grants of stock options to certain employees, including two executive officers, in connection with the hiring or promotion of such employees. In November 1997, the Committee approved grants to two nonemployee directors in connection with their election to the Board of Directors and the execution of consultant agreements between each of them and the Company. In addition, in January 1998, the Committee approved grants of stock options to each Named Executive Officer (with the exception of Mr. Blumenfeld) pursuant to the Company's 1993 Stock Plan; provided, however, such options vest at a rate of 50% of the shares after the initial six months and 8.33% each month thereafter.

    BONUS AWARDS FOR FISCAL 1997

    In conjunction with the establishment of a fiscal 1997 bonus pool early in the fiscal year, the Committee established certain performance objectives, including corporate profit and departmental goals, which, when met, would result in bonus payments to employees, including executive officers, in varying amounts based upon the degree of achievement of the established objectives and compensation level. At the time of the printing of this report, the Committee had not yet determined or approved bonuses for executive officers and employees in recognition of their efforts in contributing to the Company's fiscal 1997 performance.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The fiscal 1997 compensation of Kathryn A. Tunstall, the Company's Chief Executive Officer ("CEO"), consisted of base salary and a bonus. As with other executive officers of the Company, the amounts of the CEO's stock option and bonus awards are based on attainment of a combination of corporate and individual performance objectives. Ms. Tunstall's stock options of 140,000 shares granted in May 1997 reflect the Committee's judgment as to Ms. Tunstall's personal performance during the fiscal year as well as her role in the attainment of the Company's overall objectives.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1 million and the Committee believes that options granted under the Company's 1993 Stock Plan will meet the requirements for qualifying as performance-based, the Committee believes that this section will not affect the tax deductions available to the Company. It will be the Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

                                          Submitted by the Compensation
                                          Committee
                                          of the Board of Directors,

                                          Robert F. Kuhling
                                          Thomas C. McConnell
                                          Richard D. Randall

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    For the year ended December 31, 1997, the following individuals served on the Company's Compensation Committee: Robert F. Kuhling, Thomas C. McConnell and Richard D. Randall. Messrs. McConnell and Kuhling also served on the Stock Option Subcommittee and have never served as officers or employees of the Company. Mr. Randall served as the Company's Chief Executive Officer and Chief Financial Officer from December 1992 until July 1993.

PERFORMANCE GRAPH

    The following graph compares, since the time that the Company's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended (beginning February 1, 1996), the cumulative total stockholder return for the Company's Common Stock, assuming reinvestment of all dividends, to the cumulative return over such period of The Nasdaq Stock Market - U.S. Index and the S&P Medical Products & Supplies Index. The graph assumes that $100 was invested on February 1, 1996, the date of the Company's initial public offering of Common Stock, in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a price per share of $14, the price at which such stock was first offered to the public by the Company on that date.

COMPARISON OF TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

COMPARISON OF TOTAL RETURN

                            Conceptus, Inc.    Nasdaq Stock Market-US   S&P Medical Products & Supplies
2/96                               $ 101.28                 $ 102.860                          $ 99.125
3/96                                 103.85                   102.987                            98.251
6/96                                  87.18                   110.805                            96.839
9/96                                  70.51                   114.723                           107.387
12/96                                 52.56                   120.718                           107.957
3/97                                  65.38                   114.235                           106.573
6/97                                  47.44                   134.841                           127.674
9/97                                  36.22                   157.621                           131.900
12/97                                 25.64                   146.836                           133.606
2/98                                  20.83                   165.552                           150.706

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In December 1992, the Company issued to Target Therapeutics, Inc. ("Target") 666,666 shares of Series A Preferred Stock with value of $0.75 per share along with a warrant to purchase up to 1,000,000 shares of Common Stock at an exercise price of $1.50 per share, in exchange for the grant of an exclusive license to technology and certain supply commitments. Target converted this warrant into 892,857 shares of Common Stock in connection with the Company's initial public offering. Mr. Randall served as President and Chief Executive Officer of Target from June 1989 until May 1993 and as Chairman of the Board from April 1993 until May 1994 and served on Target's Board of Directors until April 1997 when Target was acquired by Boston Scientific Corporation ("BSC"). Pursuant to a license agreement between the Company and Target (the "License Agreement"), Target granted to the Company an exclusive, worldwide, royalty-free license, with the right to sublicense, to use any of Target's technology, and to use, make and sell products incorporating the Target technology, in the field of reproductive physiology (the "Conceptus field"). The Company granted back to Target an exclusive, worldwide, royalty-free license, with the right to sublicense, to use Conceptus technology (made up of the Company's improvements on Target technology and the Company's own developments for use in the Conceptus field), and to use, make and sell products incorporating the Conceptus technology, in the fields of interventional neuroradiology, interventional radiology, interventional cardiology and interventional electrophysiology (but excluding the Conceptus field). These license grants apply to any technology existing on the date of the agreement or subsequently developed through February 1, 1996. This License Agreement will terminate upon the later of December 2002 or the expiration of all patent rights in the Target technology. The License Agreement also includes provisions preventing Target from engaging in certain research, marketing, sales or acquisition activities in the Conceptus field during the life of the agreement. In connection with such transaction, Target and Conceptus also agreed that during the two year period following the Company's initial public offering of securities, Target would not acquire Conceptus capital stock to the extent that doing so would cause Target's ownership interest in the Company to exceed the greater of 20% of the outstanding voting stock prior to such acquisition or the percentage held by Target immediately prior to the effectiveness of the registration statement covering the Company's initial public offering.

    In March 1994, Target extended to the Company a $300,000 lease line of credit for the lease of test, production or other machinery and equipment and computer hardware, fixtures and furniture, on a sale and leaseback basis, with payment terms varying between three and four years depending on the type of equipment involved. Conceptus drew down the entire amount of the lease line and at December 31, 1997, approximately $22,000 remains payable by the Company under the lease line. In connection with the extension of the lease line, Target also loaned to the Company an additional $209,000 pursuant to two promissory notes secured by certain tangible property of the Company similar in type to that subject to the lease line. These notes are payable over a three to four year period (depending on the nature of the collateral involved), and bear interest at the rate of 8.5% per annum, compounded monthly. During 1997, one such note was paid in full and at December 31, 1997, approximately $6,000 of the principal balance remains outstanding under the remaining note. In connection with this lease line and secured loan transaction, the Company issued to Target a warrant to purchase up to an additional 12,000 shares of Common Stock at an average exercise price of $4.05 per share, which warrant was exercised in connection with the Company's initial public offering at an aggregate price of $48,600.

    In March 1994 and May 1995, as part of the Company's third and fourth rounds of financing, Target purchased an additional aggregate of 101,102 shares of Preferred Stock for a total of $500,000. The Company has also reimbursed Target for certain employee benefit expenses incurred by Target on the Company's behalf. For the year ended December 31, 1996, approximately $177,000 was paid and no additional payments are due to Target under this arrangement. This agreement was discontinued at December 31, 1996. Upon the closing of the Company's initial public offering, each outstanding share of Preferred Stock was converted into one share of Common Stock.

    On April 8, 1997, Target completed a merger with BSC, pursuant to which a wholly owned subsidiary of BSC merged with and into Target (the "Merger"). Pursuant to the Agreement and Plan of Merger Agreement, each share of common stock of Target was converted into the right to receive 1.07 shares of common stock of BSC. As a result of the Merger, BSC now holds all rights, preferences and privileges to the stock, license fees and technology agreements which were previously held by Target in connection with the Company. The Merger was a tax-free stock-for-stock exchange for federal income tax purposes and a pooling of interests for accounting purposes.

    With the approval of a majority of the Board of Directors, on April 24, 1997, the Company loaned to Steve Bacich $100,000 pursuant to an unsecured promissory note in connection with his relocation and hiring by the Company as its Vice President of Research and Development. The note bears interest at a rate of 9.5% per annum, compounded annually. All principal and accrued interest is due in full on the earlier of March 26, 2001 or the termination of Mr. Bacich's employment relationship with the Company.

The Company has agreed that on each of the first four anniversaries of the commencement of Mr. Bacich's employment with the Company, the Company will forgive 25% of the original loan amount, plus accrued interest. The Company has further agreed that if, prior to March 26, 2001, Mr. Bacich's employment with the Company is involuntarily terminated without cause in connection with a change of control of the Company, the remaining balance of the principal, plus accrued but unpaid interest, shall be forgiven in full by the Company on the date of such termination. At December 31, 1997, $106,518 was outstanding and payable by Mr. Bacich.

    Dr. Comite provides consulting services to the Company pursuant to a consulting agreement, dated September 10, 1997. The Company paid Dr. Comite $24,000 in consulting fees for services rendered during the year ended December 31, 1997.

    Mr. Palefsky provides consulting services to the Company pursuant to a consulting agreement, dated October 15, 1997. During the year ended December 31, 1997, the Company paid Mr. Palefsky $33,333.32 in consulting fees ($8,333.33 of which are for services provided by him in January 1998).

    All future transactions, including any loans from the Company to its officers, directors, principal stockholders or affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

    The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting Persons are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

    To the Company's knowledge, all of the Section 16(a) filing requirements with respect to the fiscal year ended December 31, 1997 have been satisfied. In making this statement, the Company has relied solely upon review of the copies of such reports furnished to the Company and written representations from its officers and directors that no other reports were required.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Michael W. Hall
                                          SECRETARY

Dated: April 17, 1998

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            CONCEPTUS, INC.

                   1998 ANNUAL MEETING OF STOCKHOLDERS


     The undersigned stockholder of Conceptus, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 17, 1997, and hereby appoints Kathryn A. Tunstall and Sanford Fitch, or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of Conceptus, Inc. to be held on Tuesday, May 26, 1998, at 12:00 p.m., at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) or any postponement(s) thereof.

     This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) for the election of directors;
(2) for ratification of the appointment of Ernst & Young LLP as independent auditors; and as said proxies deem advisable on such other matters as may come before the meeting.


          CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SEE REVERSE
                                                                    SIDE

NOTE: This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope.

/X/  Please mark your votes as in this example

            FOR all nominees        WITHHOLD authority to
           listed to the right      vote for all nominees
          (except as indicated)      listed to the right

1. Election of                                    Nominees:  Richard D. Randall
Directors         / /                     / /                Robert F. Kuhling


If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list to the right.

2. To ratify the appointment of Ernst & Young
LLP as the Company's independent auditors for      FOR     AGAINST    ABSTAIN
the fiscal year ending December 31, 1998.          / /       / /        / /

3. To vote at their discretion on any other proposals or matters that may come before the shareholder meeting and any postponement(s) or adjournment(s) thereof.


SIGNATURE(S)_________________________________  DATE_____________

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.